Exhibit 8.1

HUNTON ANDREWS KURTH LLP FILE NO.: 124042.0000004

January 8, 2025

Rochester Gas and Electric Corporation

180 South Clinton Avenue, 5th Floor

Rochester, NY 14607

RG&E Storm Funding, LLC

162 Canco Rd.

Portland, Maine 04103

Rochester Gas and Electric Corporation

RECOVERY BONDS

Ladies and Gentlemen:

We have acted as United States federal income tax counsel to Rochester Gas and Electric Corporation, a New York corporation (“RG&E”), and RG&E’s wholly owned subsidiary, RG&E Storm Funding, LLC (the “Issuer”), in connection with the Registration Statement on Form SF-1 (File Nos. 333-283455 and 333-283455-01) (the “Registration Statement”) filed on November 26, 2024, and as amended by Amendment No. 1 filed on January 8, 2025, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, including the prospectus therein (the “Prospectus”) included as part of the Registration Statement, relating to the registration thereunder of the Issuer’s one tranche of Recovery Bonds, Series 2025-A (the “Bonds”). The Issuer intends to issue the Bonds in an aggregate amount of $75,300,000, pursuant to an Indenture among the Issuer, as issuer, U.S. Bank Trust Company, National Association (“U.S. Bank Trust”), as indenture trustee, and U.S. Bank National Association (“U.S. Bank”), as securities intermediary and account bank, together with a Series Supplement between the Issuer, U.S. Bank Trust, and U.S. Bank establishing the form and terms of such Bonds (collectively the “Indenture”). Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Prospectus. You have requested our opinion regarding certain U.S. federal income tax matters.

We have reviewed the Registration Statement, including the Prospectus, as part of the Registration Statement (collectively, the “Offering Documents”), relating to the Bonds, and the basic documents (as defined in the Prospectus, and together with the Offering Documents, the “Transaction Documents”).

ATLANTA  AUSTIN  BANGKOK  BEIJING  BOSTON  BRUSSELS  CHARLOTTE  DALLAS  DUBAI  HOUSTON  LONDON

LOS ANGELES  MIAMI  NEW YORK  RICHMOND  SAN FRANCISCO  TOKYO  TYSONS  WASHINGTON,  DC

www.huntonak.com

Rochester Gas and Electric Corporation

RG&E Storm Funding, LLC

January 8, 2025

We are familiar with the proceedings taken by RG&E and the Issuer in connection with the authorization, issuance and sale of the Bonds. As to any facts material to the opinions expressed herein, we have relied, without independent verification, upon certificates and statements and representations and warranties of officers and other representatives and agents of RG&E, the Issuer, U.S. Bank Trust, U.S. Bank and other parties and signatories to the Transaction Documents and their related exhibits and of public officials.

In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, with your permission we have assumed, and are relying thereon without independent investigation, (i) the authenticity of all Transaction Documents submitted to us as originals or as copies thereof, and the conformity to the originals of all Transaction Documents submitted to us as copies, (ii) the genuineness of signatures, (iii) the legal capacity of natural persons signing the basic documents, (iv) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of the parties to all basic documents, (v) the necessary entity authorization, execution, delivery and enforceability (as limited by bankruptcy and other insolvency laws) of the basic documents, and the necessary entity power and authority with respect thereto, (vi) that each of the parties and signatories to the basic documents have complied and will comply (without waiver) with all of the provisions and representations and certifications of such basic documents, (vii) that the Issuer and the other parties and signatories to the basic documents have conducted and will conduct their activities only as provided in the Transaction Documents, (viii) that there has been no mutual mistake of fact or misunderstanding, fraud, duress or undue influence in connection with any Transaction Document and (ix) that there is not any other agreement that modifies or supplements the agreements expressed in any Transaction Document to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such Transaction Document as so modified or supplemented. Finally, we have assumed that the Securitization Law (as defined in the Prospectus) is valid and that the financing order (as defined in the Prospectus) issued by the New York Public Service Commission (“NYPSC”) on December 19, 2024, which, absent an appeal or challenge to the financing order, will become effective on January 22, 2025, and, as of January 22, 2025, will be valid, will comply with New York law, will be in full force and effect, and will be final and non-appealable.

In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, financial calculations, warranties, covenants, certifications and assumptions as to factual matters contained in any Transaction Document or otherwise provided to us or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates.

Rochester Gas and Electric Corporation

RG&E Storm Funding, LLC

January 8, 2025

Based upon the foregoing and based upon, in particular, Revenue Procedure 2005-62, 2005-2 C.B. 507, as modified by Revenue Procedure 2024-15, 2024-12 I.R.B. 717 (the “Revenue Procedure”), and subject to the qualifications, representations, warranties, covenants, certifications, financial calculations and assumptions stated herein and in the Transaction Documents, we are of the opinion that if (i) all of the parties and signatories to the Transaction Documents comply (without waiver) with all of the provisions of the Indenture and the other Transaction Documents prepared and executed in connection with such transaction and (ii) the Bonds are issued as described in the Transaction Documents and not as part of another transaction or series of transactions that would require the Issuer, RG&E, any investor or any other participant to treat such transaction or transactions as subject to the disclosure, registration or list maintenance requirements of section 6011, 6111 or 6112 of the Internal Revenue Code, as amended (the “Code”), then, in each case below, solely for United States federal income tax purposes:

1.  the issuance of the Bonds will be a “qualifying securitization” within the meaning of the Revenue Procedure;

2.  the Bonds will be characterized as obligations of RG&E as expressly set forth in section 6.02 of Revenue Procedure 2005-62, 2005-2 C.B. 507;

3.  the Issuer will not be treated as a taxable entity separate and apart from RG&E (the Issuer’s sole member); and

4.  RG&E will not be treated as recognizing gross income upon the issuance of the Bonds.

You should be aware that the above opinions represent our conclusions as to the application of existing law to the transaction described above. There can be no assurance, however, that contrary positions will not be taken by the Internal Revenue Service or that existing law, regulations, administrative rules and practice will not change. Any such change might be retroactive and might affect the opinions set forth above. We also caution you that our opinions depend upon the facts, qualifications, representations, warranties, covenants, certifications, financial calculations, assumptions and Transaction Documents to which this letter refers, which are subject to change, reinterpretation and misunderstanding. Our conclusion could differ if these items on which we have relied are, become or are found to be, different. No opinion has been sought, and none has been given, concerning the tax consequences of the transaction described herein or of the acquisition, ownership, or disposition of the Bonds under the laws of any state, locality or foreign jurisdiction.

These opinions are rendered as of the date hereof, speak only as of the date hereof and are based on the current provisions of the Code and the Treasury Regulations issued or proposed thereunder, revenue rulings, revenue procedures and other published releases of the Internal

Rochester Gas and Electric Corporation

RG&E Storm Funding, LLC

January 8, 2025

Revenue Service and current case law, any of which can change at any time. We undertake no obligation to update this opinion letter after the date hereof or advise you of changes in the event there is any change in legal authorities, facts, qualifications, representations, warranties, covenants, certifications, financial calculations, assumptions or Transaction Documents on which this opinion letter is based (including the taking of any action by any party or signatory to the basic documents or any amendments to any basic document pursuant to any opinion of counsel or a waiver), or any inaccuracy in any of these items upon which we have relied in rendering this opinion letter, unless we are specifically engaged to do so.

In rendering this opinion letter, other than as expressly stated above, we do not express any opinion concerning any law other than the federal income tax laws of the United States, including without limitation the Code, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all of which are subject to change. We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed above, including without limitation, (i) any statute, regulation or provision of law of any state, county, municipality or other political subdivision or any agency or instrumentality thereof, (ii) the securities laws of any jurisdiction or (iii) the tax laws of any jurisdiction (other than the federal income tax laws of the United States and only as specifically described in the opinions above). Additional issues may exist that could affect the United States federal tax treatment of the transaction that is the subject of this opinion letter, and this opinion letter does not consider or provide a conclusion with respect to any such additional issues.

We are furnishing this opinion letter to you and this opinion letter is not to be relied on, circulated, quoted or otherwise referred to for any other purpose. We hereby consent, however, to (a) the posting of a copy of this opinion letter to an internet website required under Rule 17g-5 under the Securities Exchange Act of 1934, as amended, and maintained by RG&E solely for the purpose of complying with such rule and (b) the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and the incorporation thereof in the Registration Statement and the use of our name under the captions “Material U.S. Federal Income Tax Consequences” and “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

Very truly yours,

      /s/ Hunton Andrews Kurth LLP